EXHIBIT 10.2

VOTING AGREEMENT

This Voting Agreement (“Agreement”) is entered into as of March 13, 2007, by and between Ad.Venture Partners, Inc., a Delaware corporation (“Parent”), and ____________________1 (“Shareholder”).

Recitals

A. Shareholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares in the capital of 180 Connect Inc., a corporation organized under the laws of Canada (the “Company”).

B. Parent, 6732097 Canada Inc., a corporation organized under the laws of Canada and a wholly-owned subsidiary of Parent (“Purchaser”), and the Company are entering into an Arrangement Agreement of even date herewith (the “Arrangement Agreement”) which provides that Purchaser and Parent shall acquire all of the issued and outstanding Common Shares of the Company and assume the obligation to issue common stock upon exercise of the Company Options and Company Warrants and conversion of the Convertible Debentures, in each case in accordance with the Arrangement Agreement (collectively, the “Arrangement”). Terms not otherwise defined herein shall have the meanings ascribed to them in the Arrangement Agreement.

C. In order to induce Parent to enter into the Arrangement Agreement, Shareholder is entering into this Agreement.

Agreement

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the payment of the sum of One Dollar ($1.00) by Parent to Shareholder and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:

Section 1. Certain Definitions

For purposes of this Agreement:

(a) Shareholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Shareholder: (i) is the record owner of such security or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

(b) “Subject Securities” shall mean: (i) all securities of the Company (including all Common Shares and all options, warrants and other rights to acquire Common Shares) Owned by Shareholder as of the date of this Agreement and (ii) all additional securities of the Company (including all additional Common Shares and all additional options, warrants and other rights to acquire Common Shares) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Voting Covenant Expiration Date.

1 This Voting Agreement was entered into between Ad.Venture and each of Messrs. Giacalone, Hallmen, McCarthy, Osing, Roszak and Simunovic.

(c) A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, gifts, assigns, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, assignment of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security; provided however no Transfer shall be deemed to have been effected in connection with the exercise or conversion of any options, warrants or other rights to acquire Common Shares to the extent that the Common Shares so acquired continue to be Owned by such Person.

(d) “Voting Covenant Expiration Date” shall mean the earliest of (i) the date upon which the Arrangement Agreement is terminated in accordance with its terms, (ii) the Effective Time, (iii) upon written notice of termination provided by Parent to Shareholder, (iv) if the Proxy Statement shall not have been mailed to Parent Stockholders by August 6, 2007; or (v) August 31, 2007.

Section 2. Transfer of Subject Securities and Voting Rights

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the period from the date of this Agreement through the Voting Covenant Expiration Date, Shareholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

2.2 Restriction on Transfer of Voting Rights. Subject to Section 4.1, during the period from the date of this Agreement through the Voting Covenant Expiration Date, Shareholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust and (b) no proxy or power of attorney is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

2.3 Permitted Transfers. Section 2.1 shall not prohibit a transfer of the Subject Securities by Shareholder (i) to any member of Shareholder’s immediate family, or to a trust for the benefit of Shareholder or any member of Shareholder’s immediate family, (ii) upon the death of Shareholder or (iii) if Shareholder is a partnership, limited liability company or other body corporate, to one or more partners or members of Shareholder or to an affiliated corporation under common control with Shareholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement.

Section 3. Term

This Agreement shall endure for the period (the “Term”) commencing on the date hereof and terminating on the Voting Covenant Expiration Date. The termination of this Agreement shall not affect any other agreement of like effect entered into with any other holder of securities of the Company or prejudice the right of any party hereto in respect of any breach hereof by the other party hereto.

Section 4. Voting of Shares

4.1 Voting Covenant. Shareholder hereby agrees that, prior to the Voting Covenant Expiration Date, at any meeting of the shareholders of the Company, however called, and in any written action by consent of shareholders of the Company, unless otherwise directed in writing by Parent, Shareholder shall cause the Subject Securities to be voted:

(a) in favor of the approval of the Arrangement Agreement and the Plan of Arrangement (as the same may be amended in accordance with their terms), the approval of the Arrangement and any matter that could reasonably be expected to facilitate the Arrangement;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company under the Arrangement Agreement or the Plan of Arrangement; and

(c) against any of the following actions (other than in furtherance of the Arrangement and the transactions contemplated by the Arrangement Agreement and except as otherwise agreed to or directed by Parent in writing): (A) any extraordinary corporate transaction or fundamental change, such as a merger, consolidation or other arrangement or business combination involving the Company or any subsidiary of the Company; (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any change in the authorized capital of the Company or any amendment to the Company’s articles of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company’s corporate structure and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, prevent, postpone, discourage or adversely affect the Arrangement or any of the other transactions contemplated by the Arrangement Agreement or this Agreement.

Prior to the Voting Covenant Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a)”, “(b)”, or “(c)” of the preceding sentence. If requested by Parent, Shareholder will execute such documents as may be reasonably required to give effect to the provisions of this Section upon Shareholder having received reasonable opportunity to consult with legal counsel. Shareholder further agrees that, during the Term, it shall not enter into any agreement or understanding with any person, whether or not in writing, directly or indirectly the effect of which would be inconsistent or contrary to the provisions and agreements contained herein.

4.2 No Limit on Fiduciary Duty. Nothing contained in this Agreement will (a) restrict, limit, prohibit or preclude the Shareholder from exercising his fiduciary duties under applicable law, or (b) require the Shareholder to take any action in contravention of, or omit to take any action pursuant to, or otherwise take or refrain from taking any actions which are inconsistent with the instructions or directions of the Company's board of directors undertaken in the exercise of their fiduciary duties.

Section 5. Covenant Regarding Notice of Objection

Shareholder hereby acknowledges that pursuant to the terms and conditions of the Arrangement it has a right to dissent in accordance with Section 190 of the CBCA and hereby covenants and agrees that, prior to the Voting Covenant Expiration Date, it shall not directly or indirectly cause to be delivered to the Company a written objection to the resolution relating to the Arrangement or take any other action which is intended, or could reasonable by expected, to impede, delay or prevent the consummation of the Arrangement.

Section 6. Non-Solicitation

Subject to Section 4.2, Shareholder agrees that, during the period from the date of this Agreement through the Voting Covenant Expiration Date, Shareholder shall not, directly or indirectly: (i) solicit, initiate, induce, facilitate or encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or making of any proposals or announcements regarding an Acquisition Proposal; (ii) engage or participate in any discussions or negotiations with any Person (other than Parent and its affiliates) regarding an Acquisition Proposal; (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal; (iv) accept or enter into any agreement, understanding, arrangement or Contract in respect of an Acquisition Proposal; or (v) withdraw, amend or modify in a manner adverse to Parent Shareholder’s agreement to vote in favor of the Arrangement. Shareholder shall immediately terminate any existing solicitations, discussions or negotiations with any Person (other than Parent) that has made, indicated any interest to make or may reasonably be expected to make, an Acquisition Proposal. Shareholder shall promptly notify Parent, immediately orally and thereafter in writing, of any Acquisition Proposal or inquiry received after the date hereof (whether or not relating to any Acquisition Proposal or inquiry received prior to the date hereof) that could reasonably be expected to lead to an Acquisition Proposal, in each case received after the date hereof, or any amendments to the foregoing, or any request for non-public information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal and a description of the material terms and conditions of any such Acquisition Proposal or inquiry. Shareholder shall keep Parent informed of any change to the material terms of any such Acquisition Proposal or inquiry. Promptly upon request, Shareholder shall provide Parent with copies of all correspondence in respect of any such Acquisition Proposal, inquiries or request for information.

Section 7. Representations and Warranties of Shareholder

Shareholder hereby represents and warrants to Parent as follows:

7.1 Authorization, etc. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform his or its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Shareholder is a general or limited partnership, then Shareholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Shareholder is a limited liability company or other body corporate, then Shareholder is a limited liability company or body corporate duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

7.2 No Conflicts or Consents.
.
(a) The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which he or it or any of his or its properties is or may be bound or affected or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of his or its affiliates or properties is or may be bound or affected.

(b) The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not, require any consent or approval of any Person.

7.3 Title to Securities. As of the date of this Agreement: (a) Shareholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding Common Shares set forth under the heading “Shares Held of Record” on the signature page hereof; (b) Shareholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire Common Shares set forth under the heading “Options and Other Rights” on the signature page hereof; (c) Shareholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; (d) Shareholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof and (e) except as contemplated hereby, none of the Subject Securities are subject to any voting trust, proxy, power of attorney or other agreement or arrangement with respect to the voting or disposition of the Subject Securities, and Shareholder is not a party to any agreement relating to the Subject Securities, including but not limited to any voting agreement, option agreement, purchase or sale agreement, shareholder’s agreement or partnership agreement.

7.4 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Voting Covenant Expiration Date and will be accurate in all respects as of the date of the consummation of the Arrangement as if made on that date.

Section 8. Additional Covenants of Shareholder

8.1 Assistance with Arrangement. Subject to Section 4.2, until the Voting Covenant Expiration Date, Shareholder agrees to (i) cooperate with Parent in obtaining all governmental, regulatory and other approvals, including the Interim Order and the Final Order (the “Required Approvals”), required to permit Parent, Purchaser and the Company to complete the transactions provided for therein, (ii) if the Company fails to convene and hold a meeting of shareholders for the purpose of considering the Arrangement Resolution in accordance with Section 2.1(c) of the Arrangement Agreement, to the extent permissible under applicable law, cause the directors of the Company to call a meeting of shareholders for the purpose of considering the Arrangement Resolution, and (iii) not directly or indirectly: (A) take any actions that could have the result of delaying or impeding the ability of Parent, Purchaser or the Company to obtain any of the Required Approvals or causing the Court to amend the Interim Order or the Final Order or the terms and conditions of the Arrangement Agreement and/or Plan of Arrangement, other than as requested by Parent or Company, (B) take any action or fail to take any action that would reasonably be expected to result in the postponement, adjournment or cancellation of a shareholder’s meeting convened to consider the Arrangement without prior consent of Parent and (C) take any action that would make any representation or warranty of Shareholder contained in the Agreement untrue or that would otherwise undermine the effect and the intent of the Agreement.

8.2 Further Assurances. From time to time and without additional consideration, Shareholder shall (at Shareholder’s sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Shareholder’s sole expense) take such further actions, as Parent may request for the purpose of carrying out and furthering the intent of this Agreement.

Section 9. Miscellaneous

9.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Shareholder in this Agreement shall survive (i) the consummation of the Arrangement, (ii) any termination of the Arrangement Agreement and (iii) the Voting Covenant Expiration Date.

9.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

9.3 Notices. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

if to Shareholder:

at the address set forth on the signature page hereof; and

if to Parent:

Ad.Venture Partners, Inc.
360 Madison Avenue, 21st Floor
New York, NY 10017
Attn: Chief Executive Officer
Facsimile: (914) 576-5101

9.4 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.5 Entire Agreement. This Agreement, and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

9.6 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Shareholder and his heirs, estate, executors and personal representatives and his or its successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or Section 8.2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

9.7 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.7, and Shareholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

9.8 Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Shareholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any of Shareholder’s obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Shareholder; and nothing in any such Affiliate Agreement shall limit any of Shareholder’s obligations, or any of the rights or remedies of Parent, under this Agreement.

9.9 Governing Law; Venue.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York (without giving effect to principles of conflicts of laws).

(b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of New York. Shareholder agrees that service of any process, summons, notice or document by U.S. mail addressed to him or it at the address set forth on the signature page hereof shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding.

(c) SHAREHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

9.10 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. A signed counterpart provided by way of facsimile or other electronic transmission shall be as binding upon parties as an originally signed counterpart.

9.11 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

9.12 Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

9.13 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.14 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

9.15 Independent Legal Advice. Each of the parties acknowledge that they have been advised to and have obtained independent legal advice (or declined doing so, despite having the opportunity to do so) with respect to this Agreement prior to their execution hereof and that they have read and understand the terms of their rights and obligations hereunder.

[Signature Page Follows]

Parent and Shareholder have caused this Agreement to be executed as of the date first written above.

AD. VENTURE PARTNERS, INC.

By:	/s/ Howard S. Balter

Name: Howard S. Balter Title: Chief Executive Officer

SHAREHOLDER[2]

By:

Name:
Address:

Facimile: _______________________

Shares Held of Record[1]	Options and Other Rights[2]	Additional Securities Beneficially Owned[3]

2 Each of Messrs. Giacalone, Hallmen, McCarthy, Osing, Roszak and Simunovic entered into this Voting Agreement with Ad.Venture.
3 Messrs. Giacalone, Hallmen, McCarthy, Osing, Roszak and Simunovic hold of record 100,000, 108,404, 70,000, 1,899,613, 90,404 and 771,146, common shares of 180 Connect Inc., respectively.
4 Messrs. Giacalone, Hallmen, McCarthy, Osing, Roszak and Simunovic hold options or other rights to acquire 100,000, 100,799, 100,000, 142,056, 100,799 and 100,799, common shares of 180 Connect Inc., respectively.
5 None of the parties to this Voting Agreement beneficially own any additional 180 Connect securities.